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                                                                   EXHIBIT 10.19


                            SECURED PROMISSORY NOTE
                            -----------------------



     FOR VALUE RECEIVED, DCM Company, Inc. an Oklahoma corporation with an address of c/o The Danley Law Firm, P.C., 3233 E. Memorial Rd, Suite 101, Edmond, Oklahoma, 73013 ("DCM") and ijob, Inc., an Oklahoma corporation with an address of c/o The Danley Law Firm, P.C., 3233 E. Memorial Rd, Suite 101, Edmond, Oklahoma, 73013 (`IJOB") (hereinafter sometimes jointly referred to as the "Makers") do hereby unconditionally promise to pay to the order of The viaLink Company, an Oklahoma corporation, at 13800 Benson Road, Edmond, Oklahoma, 73013-6417 ("viaLink"), or at such other place as may be designated in writing by the holder of this Secured Promissory Note ("Note"), the principal sum of Eight Hundred Thousand and No/100's Dollars ($800,000) together with interest accrued thereon at the rate of eight percent (8%) simple interest per annum.

     The indebtedness evidenced by this Note shall be repaid on earlier of the following events:

          A.   December 31, 2008; or

          B. The date upon which David Mitchell owns less than fifty-one percent (51%) of the voting stock and/or voting rights in DCM; or

          C. The material breach by DCM or IJOB of any of the material terms, covenants, conditions or obligations of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 1; or

          D. The material breach by DCM or IJOB of any of the material terms, covenants, conditions or obligations of the Security And Pledge Agreement, a copy of which is attached hereto as Exhibit 2; or

          E. The making of any post-judgment levy against or seizure, garnishment or attachment of any material portion of the collateral securing this Note; or

          F. The dissolution or termination of existence of either DCM or IJOB or the merger or combination thereof with any other entity that results in David Mitchell owning less than 51% of the voting stock and/or voting rights in the successor or resulting entity; or

          G. The appointment of a receiver over any material part of the property of either DCM or IJOB; or

          H. The assignment of property of DCM or IJOB for the benefit of creditors; or

          I. The commencement of any proceedings under any bankruptcy or insolvency laws by or against IJOB or DCM and, in the event any such appointment or proceedings are
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     commenced involuntarily, the failure within thirty (30) days to have such appointment or proceedings discharged.

          J. The sale of all or substantially all of the assets of IJOB that results in David Mitchell owning less than 51% of the voting stock and/or voting rights of the purchaser of said assets.

     Makers, or either of them, have the right to prepay the principal balance of this Note at any time, in whole or in part.

     The undersigned Makers agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of viaLink's rights hereunder or under any instrument securing payment of this Note, DCM and IJOB will pay to viaLink its reasonable attorney's fees and all court costs and other expenses incurred in connection therewith.

     This Note is given by DCM and IJOB and accepted by viaLink pursuant to a transaction contracted, negotiated, consummated and to be performed in Oklahoma County, Oklahoma and described in said Stock Purchase Agreement. This Note evidences the indebtedness of DCM and IJOB to viaLink as described in said Stock Purchase Agreement. The payment of this Note is to be secured by certain collateral as defined in the Stock Purchase Agreement and the Security and Pledge Agreement executed pursuant thereto. This Note is to be construed according to the laws of the State of Oklahoma.

     DCM, IJOB, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, any renewal (whether one or more) hereof, release of all or any part of the security for the payment hereof, release of any party liable for payment of this obligation or any amendment or modification thereto. Any such extension, renewal, release, amendment or modification may be made without notice to any such party and without discharging said party's liability hereunder.

     IN WITNESS WHEREOF, DCM and IJOB have executed this instrument to be effective as of December 31/st/, 1998.



DCM Company, Inc.                                 IJOB, Inc.


By:  /s/ David C. Mitchell                By:  /s/ David C. Mitchell
     -------------------------                 ---------------------------
     David C. Mitchell                         David C. Mitchell

Its:  President                           Its:  President